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                            BUSINESS CORPORATIONS ACT          FORM 11
                           (SECTIONS 181, 261 and 262)




ALBERTA            REGISTRIES                 ARTICLES OF CONTINUANCE

1. NAME OF CORPORATION. PROFCO RESOURCES LTD. 2. CORPORATE ACCESS NUMBER. 2 O 741 756

3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

THE CORPORATION IS AUTHORIZED TO ISSUE AN UNLIMITED NUMBER OF ONE CLASS OF SHARES DESIGNATED AS COMMON SHARES.





4. RESTRICTIONS IF ANY ON SHARE TRANSFERS. NONE .



5. NUMBER (OR MINIMUM OR MAXIMUM NUMBER) OF DIRECTORS. A MINIMUM OF 3 AND A MAXIMUM OF 9, THE NUMBER WITHIN SUCH RANGE TO BE FIXED OR CHANGED BY RESOLUTION OF THE SHAREHOLDERS OR THE DIRECTORS OF THE CORPORATION.



6. RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY ON.   NONE.



7. IF CHANGE OF NAME EFFECTED, PREVIOUS NAME.   N/A


8. DETAILS OF INCORPORATION.

INCORPORATED UNDER THE COMPANY ACT (BRITISH COLUMBIA) ON OCTOBER 1, 1985 UNDER THE NAME "PROFCO RESOURCES LTD."

9. OTHER PROVISIONS IF ANY. THE SCHEDULE "I" IS INCORPORATED INTO AND FORMS PART OF THIS FORM.





7. DATE                   SIGNATURE                       TITLE


JUNE 4, 1997              RICHARD K. JAGGARD              CORPORATE SECRETARY






Articles of Continuance 6.4.97
20F


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SCHEDULE "I"

TO THE ARTICLES OF CONTINUANCE OF  PROFCO RESOURCES  LTD.




1. Without limiting the borrowing powers of the Corporation as set forth in the BUSINESS CORPORATIONS ACT (ALBERTA), the directors of the Corporation may from time to time, without authorization of the shareholders,

(a) borrow money on the credit of the Corporation;

(b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

(c) subject to the BUSINESS CORPORATIONS ACT (ALBERTA), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

Nothing in this clause limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2. Subject to the BUSINESS CORPORATIONS ACT (ALBERTA), the directors may, between annual general meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of shareholders.








Filed June 10, 1997
Registrar of Corporations Province of Alberta














Articles of Continuance 6.4.97
20F